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                                                                EXHIBIT 4.3



                          AMENDMENT AGREEMENT NO. 2 TO
                  CREDIT FACILITIES AND REIMBURSEMENT AGREEMENT


         THIS AMENDMENT AGREEMENT is made and entered into this 21st day of November, 1996, by and among REPUBLIC INDUSTRIES, INC., a Delaware corporation (herein called the "Borrower"), NATIONSBANK NATIONAL ASSOCIATION (SOUTH) (the "Agent") (successor by merger to NationsBank of Florida, National Association), as Agent for the lenders (the "Lenders") party to the Credit Facilities and Reimbursement Agreement dated December 19, 1995 among such Lenders, Borrower and the Agent (the "Agreement").

                              W I T N E S S E T H:

         WHEREAS, the Borrower, the Agent and the Lenders have entered into the Agreement pursuant to which the Lenders have agreed to make revolving loans to the Borrower in the principal amount of up to $250,000,000 as evidenced by the Notes (as defined in the Agreement) and to issue Letters of Credit for the benefit of the Borrower; and

         WHEREAS, as a condition to the making of the revolving loans pursuant to the Agreement the Lenders have required that all Material Subsidiaries of the Borrower guaranty payment of all Obligations of the Borrower arising under the Agreement; and

         WHEREAS, the Borrower has requested that certain provisions of the Agreement be amended for the purpose, inter alia, of making acquisitions in addition to those currently permitted by the Agreement, and the Agent and the Lenders, subject to the terms and conditions hereof, are willing to make such amendments, as provided herein;

         NOW, THEREFORE, the Borrower, the Agent and the Lenders do hereby agree as follows:

         1. Definitions. The term "Agreement" as used herein and in the Loan Documents (as defined in the Agreement) shall mean the Agreement as hereinafter amended and modified. Unless the context otherwise requires, all terms used herein without definition shall have the definition provided therefor in the Agreement.

         2. Amendments. Subject to the conditions hereof, the Agreement is hereby amended, effective as of the date hereof, as follows:

                  (a) A new definition "Alamo" is hereby added to Section 1.01 immediately following the definition of "Affiliate" which definition shall read as follows:

                           "Alamo" means Alamo Rent-A-Car, Inc., a Florida corporation and the other Conveyed Entities, as defined in the Agreement and Plan of Reorganization dated November 6, 1996 among Borrower and its Subsidiaries, the


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                      Shareholders and the Conveyed Entities;"

                  (b) The definition of "Funded Indebtedness" is hereby amended by adding the following proviso at the end hereof:

                      "provided, however, that there shall be included in Consolidated Funded Indebtedness (i) the Guarantor's Obligations as defined in the Republic Guaranty Agreements dated November 18, 1996 in favor of First Security Bank, N.A. and NationsBank, N.A., respectively and (ii) Indebtedness described in Section 8.04(vi) hereof."

                  (c) the definition of "Subsidiary" in Section 1.01 is hereby amended by adding the following proviso at the end thereof:

                      "; provided, however, that until March 31, 1997 Alamo shall not be deemed a Subsidiary for purposes of this Agreement;"

                  (d) Section 8.02 is hereby amended in its entirety so that as amended it shall read as follows:

                      "8.02 Consolidated Fixed Charge Ratio. Permit at any time the Consolidated Fixed Charge Ratio to be less than
                      1.50 to 1.00; provided, however, that until March 30, 1997 there shall be disregarded in calculating the Consolidated Fixed Charge Ratio all Capital Expenditures incurred by AutoNation or a Person acquired by Borrower or its Subsidiaries that is engaged in Automobile Retailing Activities."

                  (e) Section 8.04 is hereby amended by (i) deleting the period at the end of clause (v) and inserting in lieu thereof a semi-colon and the word "and" and (ii) adding a new clause (vi) thereto reading as follows:

                      "(vi) Indebtedness of Alamo under standby letters of credit issued by a financial institution for the benefit of Alamo in an aggregate amount not to exceed $135,000,000."

                  (f) (A) Clause (v) of Section 8.07 is hereby amended in its entirety so that as amended it shall read as follows:

                      "(v) loans and advances to and investments in Subsidiaries who are Guarantors; notwithstanding the foregoing, in no event shall the aggregate amount of loans and investments of cash and Capital Expenditures and guaranties of obligations by the Borrower and its Subsidiaries in (x) AutoNation exceed in the aggregate $450,000,000 and (y) the amount of

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                  loan advances in Guarantors, other than AutoNation,
                  engaged in Automobile Retailing Activities exceed in the aggregate $150,000,000."

                  (B) Clause (vi) is hereby amended by deleting the period at the end thereof and inserting in lieu thereof a semi-colon and the word "and"; and

                  (C) A new clause (vii) is added thereto which shall read as follows:

                      "(vii) loans to Alamo in an aggregate amount of up to
                  $550,000,000, provided that not less than 75% of any outstanding principal amount of such loans are secured."

         3. Subsidiary Consents. Each Subsidiary of the Borrower that has delivered a Guaranty to the Agent has joined in the execution of this Amendment Agreement for the purpose of (i) agreeing to the amendments to the Agreement and
(ii) confirming its guarantee of payment of all the Obligations.

         4. Representations and Warranties. The Borrower hereby represents and warrants that:

                  (a) The representations and warranties made by Borrower in
         Article VI of the Agreement are true on and as of the date hereof except that the financial statements referred to in Section 6.01(f) shall be those most recently furnished to each Lender pursuant to
         Section 7.01(a) and (b);

                  (b) There has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries since the date of the most recent financial reports of the Borrower received by each Lender under Section 7.01 thereof, other than changes in the ordinary course of business, none of which has been a material adverse change;

                  (c) The business and properties of the Borrower and its Subsidiaries are not, and since the date of the most recent financial report of the Borrower and its Subsidiaries received by each Lender under Section 7.01 thereof have not been, adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

                  (d) No event has occurred and no condition exists which, upon the consummation of the transaction contemplated hereby, constitutes a Default or an Event of Default on the part of the Borrower under the Agreement, the Notes or any other Loan Document either immediately or with the lapse of time or the giving of notice, or both.

         5. Conditions. This Amendment Agreement shall become effective upon satisfaction


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of all of the following conditions:

                  (i) The Borrower shall deliver or cause to be delivered to the Agent, the following:

                           (a) fourteen (14) counterparts of this Amendment
                  Agreement duly executed by the Borrower and consented to by each of the Subsidiaries;

                           (b) an opinion of counsel for the Borrower and its
                  Subsidiaries in form and content acceptable to the Agent; and

                           (c) such other instruments and documents as the Agent
                  may reasonably request;

                  (ii) the Agent shall receive the written consent to this Amendment Agreement of the Required Lenders; and

                  (iii) all instruments and documents incident to the consummation of the transactions contemplated hereby shall be satisfactory in form and substance to the Agent and its counsel; the Agent shall have received copies of all additional agreements, instruments and documents which it may reasonably request in connection therewith, including evidence of the authority of Borrower and its Subsidiaries to enter into the transactions contemplated by this Amendment Agreement, such documents, when appropriate, to be certified by appropriate corporate or governmental authorities; and all proceedings of the borrower and its Subsidiaries relating to the matters provided for herein shall be satisfactory to the Agent and its counsel.

         6. Entire Agreement. This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, conditions, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and no one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Amendment Agreement otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any other party to the other. None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or canceled orally or otherwise, except by writing, signed by all the parties hereto, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any proceeding or succeeding breach thereof.

         7. Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment
Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                       BORROWER:

                                          REPUBLIC INDUSTRIES, INC.

WITNESS:

                                          By: /s/
-------------------------                     ------------------------------
                                          Name:   Richard L. Handley
-------------------------                 Title:  Senior Vice President and
                                                  Chief Legal Counsel


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                               GUARANTORS:

                                   Absolute Systems, Inc.
                                   All Service Refuse Company
                                   Anderson Solid Waste, Inc.
                                   Arlington Disposal Company, Inc.
                                   Assured Security Company
                                   Astro Waste Services, Inc.
                                   Bay County Development, Inc.
                                   Bontana Aviation, Inc.
                                   C.S.C. Disposal and Landfill, Inc.
                                   CANA First Corporation
                                   Cleveland Container Service, Inc.
                                   D&L Waste, Inc.
                                   EETL I, Inc.
                                   East Bay Sanitation Service, Inc.
                                   El Centro Sanitation Service, Co.
                                   Enviro-Comp Services, Inc.
                                   Envirocycle, Inc.
                                   Environmental Specialists, Inc.
                                   Fennell Container Co., Inc.
                                   Fennell Waste Systems, Inc.
                                   Fenn-Vac Inc.
                                   Florida Refuse Service, Inc.
                                   GF/WWF, Inc.
                                   Garbage Disposal Service, Inc.
                                   Grand Prairie Disposal Company, Inc.
                                   Gulf Coast Waste Service, Inc.
                                   Hudson Management Corporation
                                   J.C. Duncan Company, Inc.
                                   JMN, Inc.
                                   Kertz Security Systems, Inc.
                                   Kertz Security Systems II, Inc.
                                   Laughlin Environmental, Inc.
                                   Living Earth Technology Co.
                                   Medical Waste Services, Inc.
                                   Midwest Sanitation Service, Inc.
                                   Nine Mile Road, Inc.
                                   Panego I, Inc.


                                   By: /s/
                                      ------------------------------------
                                   Name    Richard L. Handley
                                   Title:  Senior Vice President and Chief
                                           Legal Counsel for each of the above-
                                           name corporations



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                                   Pepperhill Development Co., Inc.
                                   RCLJ Construction, Inc.
                                   R.E. Wolfe Enterprises of Edinburg, Inc.
                                   R.E. Wolfe Enterprises of Texas, Inc.
                                   Reliable Sanitation, Inc.
                                   Republic Acquisition Company
                                   Republic Finance Company
                                   Republic Imperial Acquisition, Corp.
                                   Republic/Maloy Landfill and Sanitation
                                      Company
                                   Republic Resources Company
                                   Republic Solutions, Inc.
                                   Republic Trademark Company
                                   Republic Wabash Company
                                   Republic Waste Management Company
                                   Scott Alarm of Birmingham, Inc.
                                   Scott Alarm of Cocoa, Inc.
                                   Scott Alarm of Charlotte, Inc.
                                   Scott Alarm of Ft. Myers, Inc.
                                   Scott Alarm of Gainesville, Inc.
                                   Scott Alarm of Jensen Beach, Inc.
                                   Scott Alarm of Lakeland, Inc.
                                   Scott Alarm of Nashville, Inc.
                                   Scott Alarm of Orlando, Inc.
                                   Scott Alarm of Sarasota, Inc.
                                   Scott Alarm of Savannah, Inc.
                                   Scott Alarm of St. Augustine, Inc.
                                   Scott Alarm of Tallahassee, Inc.
                                   Scott Alarm of Tampa Bay, Inc.
                                   Scott Alarm of West Palm Beach, Inc.
                                   SeaBoard Waste Systems, Inc.
                                   Southland Environmental Services, Inc.
                                   Southland Maintenance Services, Inc.
                                   Southland Recycling Services, Inc.
                                   Southland Waste Systems of Jax, Inc.
                                   Sunburst Sanitation Corporation
                                   TATS Corporation of Jax, Inc.
                                   Tos-It Service Company, Inc.
                                   Trashaway Services, Inc.
                                   Treasure Coast Refuse, Inc.
                                   United Waste Service Corp.


                                   By:  /s/
                                      ----------------------------------------
                                   Name:    Richard L. Handley
                                   Title:   Senior Vice President and Chief
                                            Legal Counsel for each of the above-
                                            named corporation



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                                           Wabash Valley Refuse Removal, Inc.
                                           Waste Collection Services Corp.
                                           Waste handling Systems, Inc.
                                           Wes Tex Waste Services, Inc.


                                           By: /s/
                                              ---------------------------------
                                           Name:    Richard L. Handley
                                           Title:   Senior Vice President and
                                                    Chief Legal Counsel for each
                                                    of the above-named
                                                    corporations


                             Republic Waste Management I Limited Partnership

                                      By:      Republic Waste Management Co.,
                                               its General Partner


                                      By: /s/
                                         --------------------------------------
                                      Name:    Richard L. Handley
                                      Title:   Senior Vice President and Chief
                                               Legal Counsel

                             Wabash Valley Landfill Company Ltd.

                                      By:      Republic Acquisition Company,
                                               its General Partner


                                      By: /s/
                                         --------------------------------------
                                      Name:    Richard L. Handley
                                      Title:   Senior Vice President and Chief
                                               Legal Counsel


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                                       NATIONSBANK, NATIONAL ASSOCIATION
                                       (SOUTH), as Agent for the Lenders


                                       By: /s/
                                          -------------------------------------
                                       Name:    Beth A. Tiffin
                                       Title:   Vice President



                                       NATIONSBANK, NATIONAL ASSOCIATION
                                       (SOUTH), as Lender


                                       By: /s/
                                          ------------------------------------
                                       Name:    Beth A. Tiffin
                                       Title:   Vice President


                                       THE FIRST NATIONAL BANK OF BOSTON
                                       as Co-Agent and a Lender


                                       By: /s/
                                          -------------------------------------
                                       Name:    Arthur J. Oberheim
                                       Title:   Vice President


                                       THE BANK OF NOVA SCOTIA


                                       By: /s/
                                          -------------------------------------
                                       Name:    Frank F. Sandler
                                       Title:   Relationship Manager

                                       THE FIRST NATIONAL BANK OF CHICAGO


                                       By: /s/
                                          -------------------------------------
                                       Name:    James D. Heinz
                                       Title:   Vice President



                                       SUNTRUST BANK, SOUTH FLORIDA, N.A.


                                       By: /s/
                                          -------------------------------------
                                       Name:   Joseph Connolly
                                       Title:  Assistant Vice President


                                       UNITED STATES NATIONAL BANK
                                         OF OREGON


                                       By:
                                          -------------------------------------
                                       Name:
                                       Title:


                                       ABN AMROBANK N.V.



                                       By:
                                          -------------------------------------
                                       Name:
                                       Title:



                                       By: /
                                          -------------------------------------
                                       Name:
                                       Title:

                                       THE BANK OF NEW YORK



                                       By: /s/
                                          -------------------------------------
                                       Name:   Stephen Griffith
                                       Title:  Senior Vice President

                                       BARNETT BANK, N.A., successor to
                                       BARNETT BANK OF BROWARD COUNTY,
                                         N.A.



                                       By: /s/
                                          -------------------------------------
                                       Name:    Michael Cooney
                                       Title:   Vice President


                                       CREDIT LYONNAIS NEW YORK BRANCH


                                       By:
                                          -------------------------------------
                                       Name:
                                       Title:



                                       CREDIT LYONNAIS CAYMAN ISLAND
                                         BRANCH


                                       By:
                                          -------------------------------------
                                       Name:
                                       Title:


                                       LTCB TRUST COMPANY



                                       By:
                                          -------------------------------------
                                       Name:
                                       Title:



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